Exhibit 99.1

Marley Coffee Announces Anticipated Results of Operations For its Second Quarter – Expects 17th Consecutive Quarter of Revenue Growth

Revenues estimated at $3.2 million. EcoCup shipments started on July 31st.

DENVER, Colorado, August 6th, 2015 -- Jammin Java Corp. (d/b/a Marley Coffee) (OTCQB:JAMN) (www.marleycoffee.com), the sustainably grown, ethically farmed and artisan-roasted gourmet coffee company, provides a summary of its unaudited anticipated financial results for the three months ended July 31, 2015 and its plans for the remainder of the current fiscal year.  During the quarter, the company started shipping its recyclable RealCup®, or EcoCup, a sustainable and easy-to-recycle single-serve capsule that’s compatible with most Keurig® K-Cup® machines, expanded its international presence and had its most efficient quarter to date, including posting its first profitable month (not taking into account non-cash expenses). This resulted in the highest grossing quarter in the company’s history and its lowest losses to date.

Preliminary Anticipated Financial Highlights for the Fiscal Second Quarter (three months ended July 31, 2015)(see also “Preliminary Anticipated Financial Results” below):

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Strong Revenue Growth - Sales revenue is anticipated to be ~$3.2 million for the quarter ended July 31, 2015, which is approximately a 53% increase year-over-year from the quarter ended July 31, 2014. This is the 17th quarter in a row of year-over-year revenue growth and the largest quarter to date in sales revenue. This increase was driven by increased turn rates within existing accounts and an expansion of the company’s international business.

•	Net Revenue – Net revenue is anticipated to be ~$2.9 million for the quarter ended July 31, 2015, which is an increase of 37.8% from the same period last year.
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Increased Gross Profit and Future Margin Upside - Gross profit is anticipated to be ~$850,000 for the quarter ended July 31, 2015 or a 71% increase year over-year. Our gross profit as a percentage of revenue for the quarter is anticipated to be ~29%. We believe that during the remainder of the fiscal year and into the following fiscal year, we can make meaningful improvements to our gross margins. Specifically, we anticipate a 6% reduction in cost of goods sold (COGs) from coffee futures purchases that we anticipate coming into effect in August and lasting through the end of the fiscal year. We may see a one-time hit to gross profits in the third quarter as we increase discounts to retailers to try to move out old RealCup packaging into our new Recyclable EcoCup packaging. However, as we scale our business, we are finding that some of our larger accounts are moving from a distributor distribution model to a direct distribution model, which we believe can increase our gross profits.

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Improved Operational Efficiency - Operating expenses (SG&A) are expected to be ~$1.3 million for the quarter ended July 31, 2015, which is down 36% from the same period last year even while revenues are increasing.

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Narrowing Losses - Net losses before interest, depreciation and stock compensation (non-cash expenses) are expected to be ~$372,000 compared to a cash loss of ~$1.6 million for the same period last year. Additionally, compared to the first quarter of this fiscal year, the company’s losses are anticipated to shrink by more than half. For the month of July, the company anticipates to post a profit of approximately $25,000 (not taking into account non-cash expenses), the first month the company has ever posted a profit. The goal is to get the company to cash flow positive in the third quarter, though it’ll be close, we do expect that to be the case for the fourth quarter.

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Other Income – On top of the ~$3.2 million of revenue the company anticipates to report, the company also sold its local route business Black Rock Beverages for $300,000 and anticipates netting ~$100,000 for the quarter in connection with such sale.

Business Highlights
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Based on syndicated data in conjunction with our broker partners, we’re seeing triple digit unit sales growth year-over-year in the traditional mainstream grocery stores. The 52-week data indicates that the company has grown over 150% in year-over-year growth in the single serve coffee category and over 120% in year-over-year growth for the premium bagged coffee category.

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The first cases of EcoCup units started shipping on July 31st and should be hitting shelves over the next few weeks. We expect sales from EcoCup to start picking up in mid to late third quarter as the products start moving out into the market. We’re seeing tremendous pre-support from consumers based on our West Coast experiential campaign and social media posts. The company alongside Mother Parkers Tea & Coffee and the rest of the partner brands within the RealCup platform anticipate making a heavy EcoCup marketing push in the back half of the fiscal year.

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The company sold off its local route business, Black Rock Beverages, in order for a larger distributor to scale its office coffee service (OCS) side of the business, but more importantly for the company to focus on divisions that generate the most long term revenues, which are domestic grocery, international expansion and online.

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During the quarter ended July 31, 2015, the company increased its distribution with large and small retailers across the country. Kroger added Jamaican Blue Mountain RealCup to most of its divisions, Meijer grocery stores added 11 SKUs (stock keeping units) to over 61 stores and Wegmans added 3 RealCup SKUs.

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The company signed a Supply and Distribution Agreement with C&V International Co., Ltd. ("C&V"), pursuant to which we agreed to supply C&V coffee and Marley Coffee branded products for distribution by C&V, as our exclusive distributor, in South Korea for all channels including Marley Coffee branded cafes. There are seven current Marley Coffee branded cafes open in South Korea, with the goal of expanding that number to thirty within the next three years (which cafes are owned and operated by third parties and with which we have no affiliation, other than in connection with the supply of coffee and Marley Coffee branded products being sold at such cafes).

“Directionally, we are headed in the right way across the business. Revenue is up, losses are down, distribution is picking up steam and we are launching innovative products, like EcoCup, that can help change the 11 billion single serve capsule category,” said Rohan Marley, Founder and Chairman of Marley Coffee, who continued, “I believe this is the quarter that all of our shareholders have been waiting for - a turning point that we can sustain. I’m so excited about the launch of EcoCup. This is truly a game changer.  Creating solutions for a brighter tomorrow is of the utmost importance to Marley Coffee, and in talking with industry and consumers in-person and across social media platforms, we know this is a critical change they’ve been waiting for.

“A second catalytic event this year for Marley Coffee which I’m ecstatic about is our distribution in South Korea. Our partners, C&V are moving at lightning speed in growing distribution and brand awareness in this thriving coffee culture. I was recently in Asia, and I can tell you that what happens in South Korea has a cascading effect through the rest of Asia. We believe that what C&V is doing for the Marley Coffee brand in South Korea will help open opportunities for the rest of Asia and the world.”

“We have remained focused on core objectives and continue to do what we’ve said in previous reports, which is to rapidly drive sales growth and remain operationally efficient while moving to turn a profit”, explained Brent Toevs, CEO of Marley Coffee, who continued, “We only had one day this quarter to ship our EcoCup units, so expected sales growth from EcoCup won’t come until late in the third quarter. For the back half of this fiscal year, the main objectives are to 1) continue revenue growth while getting to profitability, 2) continue to look for non-dilutive financing, preferably traditional bank financing, 3) launch additional products that can move the needle for our business, and 4) position the company for a future uplisting to the Nasdaq MKT or the NYSE MKT, provided we are able to meet the listing criteria.”

About Jammin Java Corp., d/b/a Marley Coffee

Jammin Java Corp., d/b/a Marley Coffee is a U.S.-based company that provides premium, artisan roasted coffee to the grocery, retail, online, service, hospitality, office coffee service and big box store industry. Under its exclusive licensing agreement with Fifty-Six Hope Road Music Limited, the company continues to develop its coffee lines under the ‘Marley Coffee’ brand. The company is a fully reporting company quoted on the OTCQB market under the symbol "JAMN." For additional information, follow Marley Coffee on Facebook, Twitter and visit MarleyCoffee.com or visit the Investor Relations section at Investor.MarleyCoffee.com.

Contact:
Media Contact:
Jessica Weeg
Havas Formula
212-219-0321
Weeg@havasformula.com

Preliminary Anticipated Financial Results

The financial information included in this press release, including the preliminary anticipated results of operations for the quarter ended July 31, 2015, are unaudited, remain subject to review by the company’s independent auditors, and while such financial information represents the company’s good faith estimates of its results of operations and balance sheet totals for the items presented herein, such results of operations and balance sheet totals as subsequently filed in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, may ultimately be materially different (either more or less favorable) than those presented in this press release. Readers should keep in mind that the anticipated results and other matters disclosed above have not been reviewed or audited, are not final and are subject to adjustment prior to the filing of the company’s Form 10-Q.  Readers are encouraged to read and review the company’s prior Annual Report Form 10-K for the year ended January 31, 2015 and the company’s Quarterly Report on Form 10-Q for the period ended April 30, 2015 (including, but not limited to the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data”), as well as the company’s upcoming Quarterly Report on Form 10-Q for the quarter ended July 31, 2015, once filed, for more information on the company, risks affecting the company, its results of operations and financial condition.

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Acts"). In particular, the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. These risks and others are included from time to time in documents we file with the Securities and Exchange Commission ("SEC"), including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on our future results. Accordingly, you should not place undue reliance on these forward-looking statements. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements herein are made as of the date hereof. Actual results may differ from anticipated results sometimes materially, and reported results should not be considered an indication of future performance. The company takes no obligation to update or correct its own forward-looking statements, except as required by law or those prepared by third parties that are not paid by the company. The company's SEC filings are available at http://www.sec.gov.